                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                  THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of November 18, 1996 (this "Amendment"), is among Rose Hills Acquisition Corp., a Delaware corporation formerly known as Tudor Acquisition Corp. ("Acquisition"), Roses, Inc. a California corporation ("RI"), the stockholders of Roses, Inc. (the "Stockholders"), and RH Mortuary Corporation, a Delaware corporation ("RH Mortuary").

                              W I T N E S S E T H :

                  WHEREAS, Acquisition, RI and the Stockholders are parties to that certain Agreement and Plan of Merger dated as of September 19, 1996 (the "Merger Agreement"); and

                  WHEREAS, Acquisition desires to assign its rights and delegate its obligations under the Merger Agreement to its wholly-owned subsidiary, RH Mortuary, and RH Mortuary desires to accept and assume all such rights and obligations; and

                  WHEREAS, the parties desire to substitute RH Mortuary for Acquisition for all purposes under the Merger Agreement and to amend certain other provisions of the Merger Agreement as set forth in this Amendment;

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Definitions. Unless otherwise defined herein, terms defined in the Merger Agreement are used herein as therein defined.

                  2. Substitution of RH Mortuary for Acquisition. The Merger Agreement is hereby amended to substitute RH Mortuary for Acquisition for all purposes of the Merger Agreement, and RH Mortuary hereby affirms and agrees to be bound by the terms of the Merger Agreement as if it were Acquisition. The parties agree that such substitution shall not impair RI's or the Stockholders' rights or ability to draw on the Letter of Credit in accordance with its terms.

                  3. Amendment to Section 1.1. Section 1.1 of the Merger Agreement is hereby amended by deleting therefrom the phrase "the Surviving Corporation shall have the name Rose Hills, Inc." and substituting in lieu thereof the phrase "the Surviving Corporation shall have the name RH Mortuary Corporation".

                  4. Amendment to Section 2.1. Section 2.1 of the Merger Agreement is hereby amended by deleting it in its entirety and replacing it with the following:


                     2.1 Certificate of Incorporation. The Articles of Incorporation of RH Mortuary Corporation, a California corporation attached as Exhibit A hereto shall be the Articles of Incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the CGCL.

                  5. Amendment to Section 2.2. Section 2.2 of the Merger Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                     2.1 By-Laws. The By-Laws of RH Mortuary Corporation, a California corporation attached as Exhibit B hereto shall be the ByLaws of the Surviving Corporation until duly amended in accordance with the terms thereof and the CGCL.

                  6. Amendment to Section 11.4. Section 11.4 of the Merger Agreement is hereby amended by adding the following to the end of such Section:

         "Notwithstanding the foregoing, in the case of Losses and Expenses which are ultimately determined pursuant to Section 11.10 to be due to actual fraud by the Company:

                           (a) the liability of BT Capital Partners, Inc. under Section 11.1 for such Losses and Expenses shall be subject to the Basket, the Cap and the time limitations (as provided in Section 11.11); and

                           (b) in addition to any other liability the
                  Stockholders (other than BT Capital Partners, Inc.) may have for such Losses and Expenses under Section 11.1 hereof, the Stockholders (other than BT Capital Partners, Inc.), severally in proportion to their respective Ownership Percentages, shall be liable for the amount of such Losses and Expenses (if any) for which BT Capital Partners, Inc. would otherwise be liable under Section 11.1 but for application of the Basket, the Cap and the time limitations as provided in the preceding clause
                  (a).

                  7. Amendment to Exhibit B. Exhibit B attached to the Merger Agreement is hereby deleted in its entirety and replaced by Exhibit B attached hereto.

                  8. No Other Amendments or Waivers. Except as expressly amended hereby, the Merger Agreement shall continue to

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                                                                               3

be, and shall remain, in full force and effect in accordance with its terms.

                  9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND

SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

                  10. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date set forth above.

                                           ROSE HILLS ACQUISITION CORP.,
                                            a Delaware corporation

                                           By: /s/ Howard A. Lipson
                                              ------------------------------
                                              Name:  Howard A. Lipson
                                              Title: President

                                           By: /s/ Chinh Chu
                                              ------------------------------
                                              Name:  Chinh Chu
                                              Title: Secretary

                                           RH MORTUARY CORPORATION,
                                             a Delaware corporation

                                           By: /s/ Howard A. Lipson
                                              ------------------------------
                                              Name:  Howard A. Lipson
                                              Title: President

                                           By: /s/ Chinh Chu
                                              ------------------------------
                                              Name:  Chinh Chu
                                              Title: Secretary

                                           ROSES, INC., a California corporation

                                           By: /s/ Dennis C. Poulsen
                                              ------------------------------
                                              Name:  Dennis C. Poulsen
                                              Title: Chief Executive Officer

                                    By: /s/ Kendall E. Nungesser
                                       ------------------------------
                                       Name:  Kendall E. Nungesser
                                       Title:  Secretary

                                    THE STOCKHOLDERS OF ROSES, INC.

                                    Cinco Pinos Unitrust
                                    Rose and Elephant Unitrust
                                    JANSU Unitrust
                                    Durko Charitable Remainder Unitrust #1
                                    Durko Charitable Remainder Unitrust #2
                                    Durko Charitable Remainder Unitrust #3
                                    Durko Charitable Remainder Unitrust for
                                             "'Lil Dirk"
                                    Sandy V. Durko Charitable Remainder
                                             Unitrust for "T"
                                    Sandy V. Durko Charitable Remainder
                                             Unitrust for "Kids"
                                    KAN Family Partnership Unitrust
                                    Allene L. Nungesser Unitrust
                                    Kendall E. Nungesser Unitrust
                                    K/A Nungesser Charitable Reminder
                                             Unitrust
                                    Ponderay Partners Unitrust

                                    By:      U.S. TRUST COMPANY OF CALIFORNIA,
                                             N.A., as Trustee for each of the
                                             above-referenced trusts:

                                             By: /s/ John C. Westwater
                                                ------------------------------
                                             Name:  John C. Westwater
                                             Title: Senior Vice President

                                    Dennis C. and Suzanne M. Poulsen Living
                                    Trust V/D/T

                                    By: /s/ Dennis C. Poulsen
                                       ------------------------------
                                    Name:  Dennis C. Poulsen
                                    Title: Trustee

                                    By: / /Suzanne M. Poulsen
                                       ------------------------------
                                    Name:  Suzanne M. Poulsen
                                    Title: Trustee

                                           Sandy V. Durko Family Trust V/D/T

                                           By: /s/ Sandy V. Durko
                                              ------------------------------
                                           Name:  Sandy V. Durko
                                           Title: Trustee

                                           By: /s/ Teresa N. Durko
                                              ------------------------------
                                           Name:  Teresa N. Durko
                                           Title: Trustee





                                           /s/ Kendall E. Nungesser
                                           ---------------------------------
                                           Kendall E. Nungesser




                                           /s/ Allene L. Nungesser
                                           ---------------------------------
                                           Allene L. Nungesser


                                           BT Capital Partners, Inc.

                                           By: /s/ Robert Marakovits
                                              ------------------------------
                                           Name:  Robert Marakovits
                                           Title: Managing Director